EXHIBIT 10.2


                                GANTOS, INC.

                       EMPLOYEE STOCK PURCHASE PLAN


1.      Purpose.

        The Gantos, Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage employee stock ownership by offering employees of Gantos, Inc. and its subsidiaries Purchase Rights (as such term is defined in Section 2 hereof) to purchase shares of Common Stock. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of Section 423 of the Code.


2.      Certain Definitions.

        "Pay" means regular straight-time and overtime earnings received from the Company, including payments for incentive compensation, bonuses and other special payments, but excluding any referral bonuses, car allowances and annual bonuses.

        "Board" means the Board of Directors of the Company.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" means the Common Shares, par value $.01 per share, of the Company.

        "Company" means Gantos, Inc. and each of its majority-owned subsidiaries.

        "Custodian" means such firm or person as the Committee shall designate from time to time.

        "Exercise Date" means the last day of a Purchase Period (as such term is defined in Section 4(b) hereof), on which date all Participants' outstanding Purchase Rights will automatically be exercised.

        "Fair Market Value" means the closing sale price of a share of Common Stock reported in the table entitled "NASDAQ National Market Issues" or any successor table in The Wall Street Journal for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade, or, if the Common Stock is not traded in The Nasdaq National Market, "Fair Market Value" shall be determined by a method determined by the Committee.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.



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        "Participant" means an employee of the Company who has enrolled in the
Plan by filing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator.

        "Plan Administrator" means such person so designated by the Committee.

        "Purchase Right" means a Participant's option to purchase shares of Common Stock that is deemed to be outstanding during a Purchase Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

        "Section 16(b) Insider" means those persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

        "Trading Day" refers to a day during which the NASDAQ National Market System is available for trading shares of Common Stock.


3.      Eligibility.

        (a) Participation in the Plan is voluntary. All employees of the Company, including officers and directors who are employees, are eligible to participate in the Plan.

        (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

                 (i) if following a grant of Purchase Rights under the Plan the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company's stock; or

                (ii) to the extent a grant of Purchase Rights under the Plan would permit the employee's rights to purchase stock under all the Company's Code Section 423 employee stock purchase plans to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Rights are outstanding; or

               (iii) if the employee has been employed by the Company for less than 6 months; or

                (iv) if the employee's customary employment with the Company is 20 hours or less per week or is for not more than 5 months in any calendar year.


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4.      Securities Subject to the Plan and Purchase Periods.

        (a) The Plan covers an aggregate of 200,000 shares of Common Stock (subject to adjustment as provided in Section 15 hereof), which may be authorized but unissued shares, reacquired shares or shares bought on the open market. If any Purchase Right that shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased underlying shares of Common Stock shall again become available for purposes of the Plan, unless the Plan shall have been terminated.

        (b) The first purchase period (a "Purchase Period") under the Plan will begin on August 1, 1996 and end on October 31, 1996. Thereafter, for so long as the Plan remains in effect, there will be quarterly Purchase Periods with the following beginning and ending dates:

                          Quarterly Purchase Periods

                Beginning Date                      Ending Date

                November 1                          January 31
                February 1                          April 30
                May 1                               July 31
                August 1                            October 31


5.      Participation.

        Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form (the "Participation Form") filed with the Plan Administrator no later than fifteen (15) days prior to the beginning date of a Purchase Period.


6.      Payroll Deductions.

        (a) In order to purchase Common Stock, an employee must indicate on the Participation Form the contribution amount he or she wishes to authorize the Company to deduct (i) out of Pay, (ii) out of the Participant's annual bonus payment (such as bonuses under the Executive Bonus Plan or the Corporate Management Bonus Plan), (iii) out of other particular earnings received by the employee from the Company that are paid separately from regular straight-time earnings, or (iv) any combination of the foregoing, during each Purchase Period. The authorized contribution amount must be in integral percentage amounts ranging from 1% to 25% of such Participant's Pay, annual bonus payment, other particular earnings received by the employee from the Company that are paid separately from regular straight-time earnings, or any combination of the foregoing, up to a maximum of 25% of such Participant's Pay, annual bonus payment and other particular earnings received from the Company that are paid separately from regular straight-time earnings. The

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Participation Form will include authorization for the Company to make payroll deductions from the Participant's Pay, annual bonus payment, other particular earnings received from the Company that are paid separately from regular straight-time earnings or any combination of the foregoing, as applicable.

        (b) In order to comply with the Federal tax laws, a Participant may not be granted Purchase Rights under the Plan or any other Code Section 423 employee stock purchase plan of the Company with respect to more than $25,000.00 worth of Common Stock for any calendar year such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of the Plan. The $25,000.00 limit is determined according to the Fair Market Value of the Common Stock on the first day (grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

        (c) The amounts deducted shall be credited to the Participant's account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant's account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

        (d) Payroll deductions begin on the first payday of each Purchase Period, and end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions, except as set forth in the following sentence. A Participant may not make any separate cash payment into his or her account, except that employees on an approved leave of absence may continue participating in the Plan, at the sole discretion of the Plan Administrator, by making cash payments to the Company on a normal payday equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate if such leave of absence exceeds 90 days, unless and so long as the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract.

        (e) So long as a Participant remains an employee of the Company qualified to participate in the Plan, payroll deductions will continue in effect from Purchase Period to Purchase Period unless, at least fifteen (15) days before the end of the current Purchase Period, the Participant:

                (i) elects a different contribution percentage by filing a new Participation Form with the Plan Administrator; such change in contribution percentage will become effective by the tenth day following the Plan Administrator's receipt of the Participant's new Participation Form; or

               (ii) withdraws from the Plan in accordance with Section
        9 hereof.

        (f) Unless a Participant elects a different contribution percentage as permitted by Section 6(e)(i) or elects to withdraw prior to 15 days before the end of the current Purchase Period

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as permitted under Section 9 of the Plan, such Participant's payroll deductions will continue throughout the next Purchase Period and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that period.


7.      Purchase Price.

        (a) On the first day of each Purchase Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Purchase Period as many shares of Common Stock as such Participant will be able to purchase with the payroll deductions credited to such Participant's account during such period.

        (b) The price at which each Purchase Right to purchase Common Stock may be exercised is the lower of:

                (i) 85% of the Fair Market Value of the Common Stock on the first Trading Day of a Purchase Period; or

               (ii) 85% of the Fair Market Value of the Common Stock last Trading Day of such Purchase Period.

        (c) The number of shares purchasable by each Participant per Purchase Period will be the number of shares obtained by dividing the amount collected from the Participant (through payroll deductions during that Purchase Period) by the purchase price in effect for that Purchase Period.


8.      Exercise of Purchase Right.

        (a) Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of shares of Common Stock at the purchase price in effect for the Purchase Period.

        (b) Fractional shares will be credited to each Participant's account as of the Exercise Date, but no certificates for fractional shares of Common Stock will be issued under the Plan. If at the time any Participant withdraws from the Plan, such Participant has fractional shares of Common Stock credited to his or her account under the Plan, the Custodian will pay to such Participant in cash the Fair Market Value of a share of Common Stock as of the date such withdrawal is effective multiplied by such fraction of a share.


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        (c) If the number of shares for which Purchase Rights are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts in their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.


9.      Withdrawal and Termination of Purchase Rights.

        (a) A Participant may withdraw from the Plan by providing written notice to the Plan Administrator at any time prior to 15 days before the end of the current Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the Plan Administrator for that purpose. The Withdrawal Form will permit such a Participant to make the following election:

                (i) The Participant may elect to immediately terminate his or her outstanding Purchase Rights, and such withdrawal will become effective by the tenth day following the Plan Administrator's receipt of the Participant's Withdrawal Form, at which time all outstanding Purchase Rights will be terminated and all accumulated payroll deductions will be refunded without penalty; or

               (ii) The Participant may elect to continue his or her participation in the Plan through the end of the current Purchase Period, and thus exercise such Participant's outstanding Purchase Rights on the following Exercise Date, but terminate his or her participation in the Plan for subsequent Purchase Periods. Payroll deductions for such a Participant will continue until the end of the current Purchase Period. After the Exercise Date, no further Purchase Rights will be granted to the Participant, and no further payroll deductions will be made.

        (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Purchase Period under way at the time of withdrawal, and will have to re-enroll in the Plan by completing and filing a new Participation Form should such individual wish to resume participation in a subsequent Purchase Period; provided, however, that such Participant may not re-enroll in the Plan earlier than 90 days from the effective date of such withdrawal.

        (c) In the event a Section 16(b) Insider Participant ceases participation in the Plan, whether as a result of a withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such insider may not re-enroll in the Plan earlier than six (6) months after the decision to cease participation, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule.

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        (d) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded.

        (e) The Committee may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election under Section 9(a)(i) hereof to withdraw such deductions.


10.     Rights as Shareholder.

        (a) A Participant is not a shareholder until the Participant exercises his or her Purchase Right, and then only with respect to whole shares of Common Stock credited to the Participant's account. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date.

        (b) The Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of whole purchased shares upon a written request made to the Custodian. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of shares of Common Stock in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.


11.     Sale of Common Stock Acquired Under the Plan.

        (a) Participants may sell the whole shares of Common Stock they acquire under the Plan at any time without restriction, provided they are not
Section 16(b) Insiders. Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan.

        (b) A Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

        (c) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.


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12.     Plan Administration.

        (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to Participate in the Plan during his or her period of Committee service.

        (b) The Committee shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

                (i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

               (ii) to interpret the terms of the Plan, establish and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

        (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

        (d) The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.


13.     Transferability.

        (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form provided by the Company.

        (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.



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14.     Merger or Liquidation of the Company.

        In the event the Company merges with another entity and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company are acquired by another entity, or in the event of certain other similar transactions, the Committee may, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Rights exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of shares of Common Stock at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Purchase Rights are exercised, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.


15.     Adjustment and Termination.

        To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments will be made by the Committee in its sole discretion.


16.     Amendment and Termination.

        The Committee may terminate or amend the Plan at any time; provided, however, such termination or amendment may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee or the Plan Administrator), or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, any successor rule, or the Code. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for acquisition under the Plan.


17.     Shareholder Approval.


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        The Plan is subject to the approval of shareholders of the Company by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the Company's shareholders. Purchase Rights may be granted under the Plan prior to shareholder approval of the Plan, but such rights may not be exercised (and Participants' payroll deductions will be returned to them) if shareholder approval of the Plan is not obtained prior to the Exercise Date of the rights.


18.     No Employment Rights.

        Participation in the Plan will not impose any obligations upon the Company to continue the employment of a Participant for any specific period and will not affect the right of the Company to terminate a Participant's employment at any time, with or without cause.


19.     Costs.

        Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section
19. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.


20.     Reports.

        After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, and the purchase price per share in effect for the Purchase Period.


21.     Governing Law.

        The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Michigan, without giving effect to principles of conflict of laws, and applicable Federal law.


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22.     Compliance With Legal and Other Requirements.

        The Plan, the granting and exercising of Purchase Rights hereunder, and the obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.


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